EXHIBIT 10.6

INCENTIVE PLAN

OF

CARRIZO OIL & GAS, INC.

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (“Agreement”) is effective as of the 19th day of December, 2008 (the “Grant Date”), by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and ______________ (the “Grantee”).

The Company has adopted the Incentive Plan of Carrizo Oil & Gas, Inc. (the “Plan”), a copy of which is appended to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees, directors and independent contractors of the Company and its Subsidiaries.  Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the restricted stock provided herein in order to provide Grantee with additional remuneration for services rendered, to encourage Grantee to remain in the employ of the Company or its Subsidiaries and to increase Grantee’s personal interest in the continued success and progress of the Company.

The Company and Grantee therefore agree as follows:

1. Grant of Restricted Stock.  Subject to the terms and conditions herein, effective as of the Grant Date, the Company grants to the Grantee [__________] shares of Common Stock of the Company, par value $.01 per share (the “Restricted Stock”).  The Company will issue to the Grantee stock certificates evidencing the shares of Restricted Stock, which certificates will be registered in the name of the Grantee and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock, substantially in the following form:

The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Restricted Stock Award Agreement, effective as of December 19, 2008, between Carrizo Oil & Gas, Inc. and the registered owner hereof.  Copies of such Agreement are on file in the offices of Carrizo Oil & Gas, Inc., 1000 Louisiana Street, Suite 1500, Houston, Texas 77002.

The certificates evidencing the shares of Restricted Stock shall be held in custody by the Company or, if specified by the Committee, by a third party custodian or trustee, until the restrictions on such shares shall have lapsed, and, as a condition of this award of Restricted Stock, the Company may require that the Grantee deliver a stock power, duly endorsed in blank, relating to the shares of Restricted Stock.

2. Transfer Restrictions.  Except as expressly provided herein, the shares of Restricted Stock are not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution, and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process.  Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the shares of Restricted Stock shall be immediately forfeited to the Company.

3. Restrictions.  Subject to the provisions of paragraph 4 hereof, the restrictions on the shares of Restricted Stock shall lapse and such shares shall vest in the Grantee in three installments upon the satisfaction of the following conditions.

(a) On June 19, 2009, thirty~~-~~three and one-third percent (33 1/3%) of the shares of Restricted Stock awarded hereunder (rounded up to the nearest whole number) shall vest provided that the revenue of the Company, including the gain (loss) from cash settled oil and  gas hedges (“Revenue”), for calendar quarter ended March 31, 2009 is greater than the Revenue for the calendar quarter ended September 30, 2007 (the “Performance Condition”).

(b) On June 19, 2010, thirty-three and one-third percent (33 1/3%) of the shares of Restricted Stock awarded hereunder (rounded up to the nearest whole number) shall vest provided that the Performance Condition was satisfied.

(c) On June 19, 2011, thirty-three and one-third percent (33 1/3%) of the shares of Restricted Stock awarded hereunder (rounded up to the nearest whole number) shall vest provided that the Performance Condition was satisfied.

Notwithstanding the foregoing, subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary: (i) no shares shall vest unless the Grantee has been in the continuous employment of the Company and its Subsidiaries through the applicable date set forth in (a), (b) or (c) above and (ii) no shares shall vest unless the Performance Condition is satisfied as set forth in (a) above.  A change of employment is continuous employment within the meaning of this paragraph 3 provided that, after giving effect to such change, the Grantee continues to be an employee of the Company or any Subsidiary.  The Company will provide notice to the Grantee on or about May 8, 2009 reflecting the Compensation Committee’s determination as to whether the Performance Condition has been satisfied.

Shares as to which restrictions shall have lapsed shall no longer be deemed Restricted Stock, and the Company shall deliver to the Grantee certificates representing such shares as described in paragraph 5 below.

4. Termination of Employment; Forfeiture.  Upon termination of the Grantee’s employment with the Company or any subsidiary of the Company (or the successor of any such company) for any reason, all shares of Restricted Stock as to which the restrictions thereon have not previously lapsed shall be immediately forfeited to the Company; subject, however, to the provisions of any employment agreement between the Grantee and the Company or any Subsidiary.

5. Distribution Following Termination of Restrictions.  Upon the vesting and expiration of the restrictions as to any portion of the Restricted Stock, the Company will cause a new certificate evidencing such number of shares of Common Stock to be delivered to the Grantee, free of the legend regarding transferability; provided that the Company shall not be obligated to issue any fractional shares of Common Stock.

6. Voting and Dividend Rights.  During the period in which the restrictions provided herein are applicable to the Restricted Stock, the Grantee shall have the right to vote the shares of Restricted Stock.  Subject to the forfeiture condition described below, Grantee shall be entitled to receive any cash dividends paid with respect to the Restricted Stock during the Restricted Period, but such dividends shall be held by the Company and paid, without interest, within 10 days following the lapse of the restrictions on the underlying shares of Restricted Stock.  In the event shares of Restricted Stock are forfeited, cash dividends paid with respect to such shares during the Restricted Period shall also be forfeited.  Any dividend or distribution payable with respect to shares of Restricted Stock that shall be paid or distributed in shares of Common Stock shall be subject to the same restrictions provided for herein, and the shares so paid or distributed shall be deemed Restricted Stock subject to all terms and conditions herein.  Any dividend or distribution (other than cash or Common Stock) payable or distributable on shares of Restricted Stock, unless otherwise determined by the Committee, shall be subject to the terms and conditions of this Agreement to the same extent and in the same manner as the Restricted Stock is subject; provided that the Committee may make such modifications and additions to the terms and conditions (including restrictions on transfer and the conditions to the timing and degree of lapse of such restrictions) that shall become applicable to such dividend or distribution as the Committee may provide in its absolute discretion.

7. Adjustments.  As provided in Section 15 of the Plan, certain adjustments may be made to the Restricted Stock upon the occurrence of events or circumstances described in Section 15 of the Plan.  Without limiting the generality of the foregoing, and except as otherwise provided in the Plan, in the event of any merger, consolidation, reorganization, recapitalization, reclassification or other capital or corporate structure change of the Company, the securities or other consideration receivable for or in conversion of or exchange for shares of Restricted Stock shall be subject to the terms and conditions of this Agreement to the same extent and in the same manner as the Restricted Stock is subject; provided that the Committee may make such modifications and additions to the terms and conditions (including restrictions on transfer and the conditions to the timing and degree of lapse of such restrictions) that shall become applicable to the securities or other consideration so receivable as the Committee may provide in its absolute discretion.

8. Mandatory Withholding of Taxes. Grantee acknowledges and agrees that the Company shall deduct from the shares of Common Stock otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value on the applicable date) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee.  In the event the Company, in its sole discretion, determines that the Grantee’s tax obligations will not be satisfied under the methods otherwise expressly described above, the Grantee, subject to compliance with the Company’s insider trading policies, authorizes the Company or the Company’s Stock Plan Administrator, currently UBS Financial Services Inc., to (i) sell a number of shares of Common Stock issued or outstanding pursuant to the Award, which number of shares of Common Stock the Company determines has at least the market value sufficient to meet the tax withholding obligations, plus additional shares of Common Stock to account for rounding and market fluctuations and (ii) pay such tax withholding to the Company.   The shares of Common Stock may be sold as part of a block trade with other Participants such that all Participants receive an average price.

9. Restrictions Imposed by Law.  Without limiting the generality of Section 16 of the Plan, the Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such exercise, or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted.  The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

10. Notice.  Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be (a) delivered personally to the following address:

Carrizo Oil & Gas, Inc.
                                          1000 Louisiana Street , Suite 1500
                                          Houston, Texas 77002

or (b) sent by first class mail, postage prepaid and addressed as follows:

Carrizo Oil & Gas, Inc.
                                             1000 Louisiana Street , Suite 1500
                                             Houston, Texas 77002
Attention: Payroll/Benefits Manager

Any notice or other communication to the Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

11. Amendment.  Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 6 of the Plan.  Without limiting the generality of the foregoing, without the consent of the Grantee,

(a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby without the Grantee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b) subject to Section 6 of the Plan and any required approval of the Company’s stockholders, the Award evidenced by this Agreement may be canceled by the Committee and a new Award made in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made and no such action shall adversely affect the Restricted Stock to the extent then vested without the Grantee’s consent.

12. Grantee Employment.  Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Grantee’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Grantee and the Company or any Subsidiary.

13. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

14. Construction.  References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan.  This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder.  All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive.  Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control.  The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

15. Duplicate Originals.  The Company and the Grantee may sign any number of copies of this Agreement.  Each signed copy shall be an original, but all of them together represent the same agreement.

16. Rules by Committee.  The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

17. Entire Agreement.  Subject to the provisions of any applicable written employment agreement between the Grantee and the Company or any Subsidiary, Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Restricted Stock and replaces and makes null and void any prior agreements, oral or written, between Grantee and the Company regarding the Restricted Stock.

18. Grantee Acceptance.  Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

ATTEST:	CARRIZO OIL & GAS, INC.

_______________________________________________________________	By:_______________________________________________________
Secretary Date	Name: S. P. Johnson Date
Title: President

ACCEPTED:

____________________________________________________________________
Date